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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2002

ASPEON, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-21477 (Commission File Number)	52-1945748 (IRS Employer Identification No.)

16832 Red Hill Avenue, Irvine, California 92606
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 440-8000

(Former name or former address, if changed since last report)

        All statements included herein, other than statements or characterizations of historical fact, are forward-looking statements. Forward-looking statements can often be identified by their use of words such as "may", "will", "expects", "plans", "estimates", "intends", "believes" or "anticipates", and variations or negatives of these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. All forward-looking statements involve risks and uncertainties that are difficult to predict. All forward-looking statements speak only as of the date of this Report, and are based on the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. The forward-looking statements are not guarantees of future events and, therefore, our performance could differ materially and adversely from that contemplated by any forward-looking statements as a result of various factors, some of which are discussed in the filings that we make from time to time with the Securities and Exchange Commission, which you should carefully review. We undertake no obligation to publicly revise or update any forward-looking statement for any reason.

Item 5.    Other Events

        On May 1, 2002, the registrant signed an agreement, attached as Exhibit 10.1, with the holder of the Company's preferred shares that had been in default. Under that agreement, in return for a cash payment of $447,500 by the Company (a) the Company was released from all liabilities relating to the Company's outstanding Series A Convertible Exchangeable Preferred Stock and the documents under which those securities had been issued and were outstanding; (b) all of the Company's outstanding Series A Convertible Exchangeable Preferred Stock will be cancelled; (c) a Warrant previously issued by the Company entitling the holder thereof to purchase 583,334 shares of the Company's Common Stock will be cancelled; and (d) a Warrant previously issued by the Company's subsidiary, Aspeon Solutions, Inc., entitling the holder thereof to purchase 1,250,000 shares of the Common Stock of Aspeon Solutions, Inc. will be cancelled. The Company believes that the settlement will have a net positive effect on the Company's balance sheet of approximately $19,000,000.

Item 7.    Financial Statements And Exhibits.

(c)
Exhibits

        The following exhibit is filed as a part of this report.

10.1	Mutual Release and Settlement Agreement dated as of March 22, 2002 between the Company and Castle Creek Technology Partners LLC.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2002	ASPEON, INC.

	By:	/s/ DONALD RUTHERFORD Donald Rutherford Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Mutual Release and Settlement Agreement dated as of March 22, 2002 between the Company and Castle Creek Technology Partners LLC

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  Item 5. Other Events
  Item 7. Financial Statements And Exhibits.
SIGNATURES
INDEX TO EXHIBITS